UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – SEPTEMBER 2, 2010

ARDENT MINES LIMITED
(Exact name of Registrant as specified in its charter)

NEVADA	000-50994	88-0471870
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

561-843-0843
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Luis Feliu as an Officer of the Company

Effective as of September 2, 2010, Mr. Luis Feliu has been appointed as the Chief Financial Officer of Ardent Mines Limited (the “Company”).

Mr. Feliu is presently the Chief Financial Officer of Wilson Manifolds.  He has held this position since 2008.  Prior to this position, he served from 2006 through 2008 as a Senior Consultant to Management Resources of RHI.  He also served as Corporate Controller of Smartmatic Corporation from 2004 to 2006 and served from 2000 to 2004 as Global Senior Vice President-Finance, as well as Chief Financial Officer and Controller, for Lemon Financial, Ltd. (f/k/a Patagon.Com, Inc.).

Mr. Feliu received a B.S. in statistical economics from the University of Chile, School of Economics & CIENES-OAS, and an MBA from George Washington University.

The Company and Mr. Feliu have agreed that his compensation shall initially be two thousand five hundred dollars ($2,500) per month.  He shall initially serve as Chief Financial Officer on a part time basis.  The Company and Mr. Feliu have agreed that such compensation shall be revised in the future as Mr. Feliu’s responsibilities and time commitment increase.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARDENT MINES LIMITED

By:	/s/ Leonardo Alberto Riera
	Name:	Leonardo Alberto Riera
	Title:	President

Date: September 10, 2010